UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(RULE 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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Starboard Investment Trust
_______________________________

(Name of the Registrant as Specified In Its Charter)
_______________________________

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Starboard Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804

January 25, 2024
Dear Shareholders,
The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter.

Bluestone Capital Management, LLC (“Bluestone”) has served as investment sub-adviser to the Adaptive Alpha Opportunities ETF (the “Fund”), a series of the Starboard Investment Trust (the “Trust”) since September 2018.  Bluestone is a wholly-owned subsidiary of R5 Partners, Inc. (“R5 Partners”).  Prior to December 13, 2023, each of Brian Shevland and Lee Calfo owned 50% of R5 Partners.  On December 13, 2023, Brian Shevland and Lee Calfo entered into an agreement whereby Brian Shevland acquired Lee Calfo’s 50% interest in R5 Partners, making Mr. Shevland the sole owner (the “Transaction”).  The Transaction may be considered an indirect change of control of Bluestone.
Under the Investment Company Act of 1940, as amended (the “1940 Act”), a transaction that results in the transfer, either directly or indirectly, of ownership of more than 25% of the voting interests of an investment adviser, or, in this case, a sub-adviser, is presumed to constitute a “change in control” of the adviser. The 1940 Act further states that a change in control of an investment adviser causes the adviser’s investment advisory agreement to be “assigned,” which results in the automatic termination of the agreement by the agreement’s terms as required by the 1940 Act. The Transaction, as described above, is presumed to constitute a “change in control” of Bluestone for purposes of the 1940 Act and caused the “assignment” and resulting termination of the prior sub-advisory agreement between Cavalier Investments LLC d/b/a Adaptive Investments, the Fund’s investment adviser (the “Adviser”), and Bluestone, dated December 17, 2020 (the “Prior Sub-Advisory Agreement”). As a result, the Board of Trustees of the Trust (the “Board”) at a meeting held on December 7, 2023, approved a new sub-advisory agreement between the Adviser and Bluestone (the “New Sub-Advisory Agreement”), which is substantially similar to the Prior Sub-Advisory Agreement. The Board is providing this Information Statement to the Fund’s shareholders in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust and the Adviser received from the U.S. Securities and Exchange Commission on September 26, 2016.
As always, please feel free to contact the Fund at (800) 773-3863 with any questions you may have.

Starboard Investment Trust
/s/ Katherine M. Honey
Katherine M. Honey, President

Adaptive Alpha Opportunities ETF
A series of the Starboard Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (252) 972-1908
________________________________________
INFORMATION STATEMENT
________________________________________
January 25, 2024
This Information Statement is being provided to the shareholders of the Adaptive Alpha Opportunities ETF (the “Fund”), a series of the Starboard Investment Trust (the “Trust”). This Information Statement is in lieu of a proxy statement pursuant to the terms of an exemptive order that the Trust and Cavalier Investments LLC d/b/a Adaptive Investments, the Fund’s investment adviser (the “Adviser”), received from the U.S. Securities and Exchange Commission (the “SEC”) on September 26, 2016 (the “Order”). The Order permits the Adviser to hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees of the Trust (the “Board” or the “Trustees”), without obtaining shareholder approval. Under the conditions of the Order, the Board must provide notice to shareholders within 90 days of hiring a new sub-adviser or implementing any material change in a sub-advisory agreement.
Bluestone Capital Management, LLC (“Bluestone”) has served as investment sub-adviser to the Adaptive Alpha Opportunities ETF (the “Fund”), a series of the Starboard Investment Trust (the “Trust”) since September 2018. Bluestone is a wholly-owned subsidiary of R5 Partners, Inc. (“R5 Partners”).  Prior to December 13, 2023, each of Brian Shevland and Lee Calfo owned 50% of R5 Partners.  On December 13, 2023, Brian Shevland and Lee Calfo entered into an agreement whereby Brian Shevland acquired Lee Calfo’s 50% interest in R5 Partners, making Mr. Shevland the sole owner (the “Transaction”).  The Transaction may be considered an indirect change of control of Bluestone.
Under the Investment Company Act of 1940, as amended (the “1940 Act”), a transaction that results in the transfer, either directly or indirectly, of ownership of more than 25% of the voting interests of an investment adviser, or, in this case, a sub-adviser, is presumed to constitute a “change in control” of the adviser. The 1940 Act further states that a change in control of an investment adviser causes the adviser’s investment advisory agreement to be “assigned,” which results in the automatic termination of the agreement by the agreement’s terms as required by the 1940 Act. The Transaction, as described above, is presumed to constitute a “change in control” of Bluestone for purposes of the 1940 Act and caused the “assignment” and resulting termination of the prior sub-advisory agreement between the Adviser and Bluestone, dated December 17, 2020 (the “Prior Sub-Advisory Agreement”).
As a result, the Board of Trustees of the Trust (the “Board”) at a meeting held on December 7, 2023, approved a new sub-advisory agreement between the Adviser and Bluestone (the “New Sub-Advisory Agreement”), which is substantially similar to the Prior Sub-Advisory Agreement.
This Information Statement is being supplied to shareholders to fulfill the notice requirement, and a notice regarding the website availability of this Information Statement will be mailed on or about January 31, 2024 to the Fund’s shareholders of record as of  December 31, 2023 (the “Record Date”). This Information Statement describes the New Sub-Advisory Agreement between the Adviser and Bluestone with respect to the Fund. As there will be no vote taken, no shares are entitled to vote on matters discussed in this Information Statement.

The Trust will furnish, without charge, a copy of the Fund’s most recent annual or semi-annual report to any shareholder upon request. To obtain the Fund’s annual or semi-annual report, please contact the Fund by calling 1-800-733-3863 or by writing to Adaptive Alpha Opportunities ETF, c/o Nottingham Shareholder Services, 116 South Franklin Street Post Office Box 4365, Rocky Mount, NC 27803-0365.
NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.
Background
The Adviser is located at 12600 Deerfield Parkway, Suite 100, Alpharetta, Georgia 30005. Pursuant to an investment advisory agreement with the Trust, on behalf of the Fund (the “Advisory Agreement”), the Adviser, subject to the supervision of the Board and in conformity with the stated policies of the Fund, manages the operations of the Fund, selecting investments according to the Fund’s investment objectives, policies and restrictions. The Adviser may retain one or more sub-advisers, at its own cost and expense, subject to the approval of the Board, for the purpose of managing the investment of all or a portion of the assets of the Fund. During the fiscal year ended May 31, 2023, the Adviser earned advisory fees of $1,810,4881 from the Fund.

The Adviser uses a “multi-manager” approach by selecting one or more sub-advisers to manage the Fund’s assets. The 1940 Act generally requires the shareholders of an ETF to approve an agreement pursuant to which a person serves as the investment adviser or sub-adviser for the ETF. As indicated above, the Trust and the Adviser have obtained the Order, which permits the Adviser to enter into sub-advisory agreements with sub-advisers without obtaining shareholder approval. The Adviser, subject to the review and approval of the Board, selects sub-advisers for the Fund, and supervises and monitors the performance of each sub-adviser. The Order also permits the Adviser, subject to the approval of the Board, to replace or remove sub-advisers or amend sub-advisory agreements without shareholder approval (except in the case of affiliated sub-advisers) whenever the Adviser and the Board believe such action will benefit the Fund and its shareholders.

The New Sub-Advisory Agreement

The terms of the New Sub-Advisory Agreement are identical in all material respects to those of the Prior Sub-Advisory Agreement, except for the date of execution, effectiveness, and termination. There will be no increase in fees paid by the Fund in connection with the New Sub-Advisory Agreement. The effective date of the New Sub-Advisory Agreement with respect to the Fund was December 13, 2023, which was the date on which the Transaction was completed and expires December 13, 2024.

The New Sub-Advisory Agreement is attached as Appendix A. You should read the New Sub-Advisory Agreement. The description in this Information Statement of the New Sub-Advisory Agreement is only a summary.

Subject to the authority of the Board and oversight by the Adviser, during the term of the New Sub-Advisory Agreement, Bluestone will provide a continuous investment program for the portion of the Fund’s portfolio allocated to Bluestone by the Adviser and have the investment discretion to determine the composition of such assets in the Fund’s portfolio, including determination and execution of the purchase, retention, or sale of the securities, cash, and other investments contained in such portion of the Fund’s portfolio.

1 Prior to October 1, 2023, the expense limitation was 1.25% and excluded acquired fund fees and expenses.

Under the Investment Advisory Agreement, the Fund pays the Adviser a fee paid monthly at an annual rate of 1.00% of the Fund’s average daily net assets. From this advisory fee, the Adviser, not the Fund, is responsible for paying Bluestone.  Pursuant to the New Sub-Advisory Agreement and as under the Prior Sub-Advisory Agreement, as compensation for the services provided, Bluestone is paid a fee from the Adviser, equal to an annualized rate of the average daily net assets of the allocated assets of the Fund as follows : 0% for up to $20 million in assets, 0.15% for assets above $20 million to $40 million, and 0.30% for assets above $40 million.

In addition, this Agreement may be terminated at any time on at least 60 days’ prior written notice to Bluestone, without the payment of any penalty, (i) by vote of the Trustees or (ii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund; and provided, further, that this Agreement may be terminated at any time by the Adviser, on at least 60 days’ prior written notice to Bluestone, and subject to certain termination conditions as agreed to between the Adviser and Bluestone.  Bluestone may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days’ prior written notice to the Adviser and the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Advisory Agreement.
About Bluestone
Bluestone, a Pennsylvania limited liability company located at 37 West Avenue, Suite 301, Wayne, PA 19087, serves as the Fund’s sub-adviser.  Bluestone focuses on loss aversion, with strategies designed to improve the predictability and stability of returns.  Bluestone provides a variety of strategies for separate accounts, as well as alternative solutions for individuals and institutional clients.  Bluestone is 100% owned by R5 Partners, which is 100% owned by Brian Shevland as of the date of the Transaction.  R5 Partners is located at 130 W. Lancaster Avenue, Suite 301, Wayne,  PA  19087.
Below is the name and principal occupation of each principal executive officer or director of Bluestone as of December 31, 2023.
Name	Title & Principal Occupation	Business Address
Brian C. Shevland	Chief Executive Officer	37 West Avenue Suite 301 Wayne, PA 19087
Wade C. Boylan	Chief Compliance Officer	10 State Street Suite 210 Newburyport, MA 01950

Board Considerations in Approving the New Sub-Advisory Agreement
In connection with a regular meeting held on December 7, 2023, the Board, including a majority of the Independent Trustees, discussed the approval of the New Sub-Advisory Agreement.  In considering the New Sub-Advisory Agreement, the Board received materials specifically relating to the New Sub-Advisory Agreement. The Trustees were assisted by independent legal counsel throughout the agreement review process. The Board relied upon the advice of independent legal counsel and their own business judgment in determining the material factors to be considered in evaluating the New Sub-Advisory Agreement and the weight to be given to each such factor. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the New Sub-Advisory Agreement.

The Board noted that the services provided under the New Sub-Advisory Agreement will be identical to those provided under the Prior Sub-Advisory Agreement. In addition, the sub-advisory fee under the New Sub-Advisory Agreement will remain the same as the sub-advisory fee under the Prior Sub-Advisory Agreement. Bluestone represented that under the New Sub-Advisory Agreement there would be no diminution in the services provided by Bluestone to the Fund or changes in the fee payable by the Adviser to Bluestone as a result of the Transaction.
In considering whether to approve the New Sub-Advisory Agreement, the Trustees reviewed and considered the information they deemed reasonably necessary, including the following factors.
1. The investment performance of the Fund and Bluestone.  The Trustees compared the performance of the Fund with the performance of applicable peer group data (e.g., Morningstar/Lipper peer group average) and the Fund’s benchmark indices. The Trustees noted that the Fund outperformed the peer group and category average for all periods shown. After reviewing the investment performance of the Fund, Bluestone’s experience managing the Fund, Bluestone’s historical investment performance, and other factors, the Board concluded that the investment performance of the Fund and Bluestone was satisfactory.
2. The nature, extent, and quality of the services provided by Bluestone. The Trustees considered the responsibilities of Bluestone under the Agreements. The Trustees reviewed the services being provided by Bluestone to the Fund including, without limitation, the quality of its investment advisory services since the Fund’s inception (including research and recommendations with respect to portfolio securities); its procedures for formulating investment recommendations and assuring compliance with the Fund’s investment objectives, policies and limitations; its coordination of services for the Fund among the Fund’s service providers; and its efforts to promote the Fund, grow the Fund’s assets, and assist in the distribution of Fund shares. The Trustees evaluated: Bluestone’s staffing, personnel, and methods of operating; the education and experience of Bluestone’s personnel; compliance program; and the financial condition of Bluestone. It was noted there had been a change in personnel since the last renewal, which consisted of the replacement of an officer of the firm.
3. The costs of the services to be provided and profits to be realized by Bluestone and its affiliates from the relationship with the Fund.  The Trustees first noted the sub-advisory fee for the Fund under the Agreements. The Trustees then compared the sub-advisory fee and expense ratio of the Fund to other comparable funds, noting the sub-advisory fee remained below that charged by Bluestone to comparable accounts. The Trustees considered Bluestone’s unique research and investment process in evaluating the fairness and reasonableness of its management fees. Following this comparison, and upon further consideration and discussion of the foregoing, the Board concluded that the fees to be paid to Bluestone were not unreasonable in relation to the nature and quality of the services provided by Bluestone and that they reflected charges that were within a range of what could have been negotiated at arm’s length.
4. The extent to which economies of scale would be realized as the Fund grows and whether the advisory fee levels reflect these economies of scale for the benefit of the Fund’s investors.  In this regard, the Trustees reviewed the Fund’s operational history and noted that the size of the Fund had not provided an opportunity to realize economies of scale. The Trustees then reviewed the Fund’s fee arrangements for breakpoints or other provisions that would allow the Fund’s shareholders to benefit from economies of scale in the future as the Funds grow.  The Trustees determined that the maximum management fee would stay the same regardless of the Fund’s asset levels. It was pointed out that breakpoints in the sub-advisory fee could be reconsidered in the future as the Fund grows.

Conclusion. Having requested and reviewed such information from Bluestone and the Adviser as the Trustees believed to be reasonably necessary to evaluate the terms of the New Sub-Advisory Agreement, and as assisted by the advice of independent legal counsel, the Trustees concluded that approval of the New Sub-Advisory Agreement was in the best interests of the Fund and its shareholders.

* * *

ADDITIONAL INFORMATION

Principal Holders of Voting Securities
As of the Record Date, there were issued and outstanding 9,383,738 shares of the Fund.  To the best knowledge of the Trust, the following table contains information regarding the ownership of the Fund as of the Record Date by any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Trust to be the beneficial owner of more than five percent of the shares of the Fund. Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Charles Schwab & Co. 101 Montgomery Street San Francisco, CA 94104-4122	3,129,316 Record	33.35%*
National Financial Services, LLC 245 Summer Street Mail Zone L10C Boston, MA 02210	2,687,663 Record	28.64%*
LPL Financial 4707 Executive Drive San Diego, CA 92121–- 3091	1,649,112 Record	17.57%
Pershing, LLC 1 Pershing Plaza Jersey City, NJ 07399	803,903 Record	8.57%
South RBC Capital Markets 60 South Sixth Street – PO8 Minneapolis, MN 55402-440	520,741 Record	5.55%
*May be deemed to control the Fund due to its greater than 25% ownership of the Fund.
As a group, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund as of the Record Date.
Operation of the Fund

The Trust is organized as a Delaware statutory trust and is registered under the 1940 Act, as an open-end management investment company. The Fund is a separate, diversified series of the Trust. The Board of Trustees supervises the business activities of the Fund. Like other exchange traded funds, the Fund retains various organizations to perform specialized services. The Fund currently retains the Adviser as Fund manager and investment adviser. Bluestone is a sub-adviser of the Fund.  The Nottingham Company, 116 S. Franklin Street, Rocky Mount, NC 27804, provides the Fund with transfer agent, accounting, dividend paying agent, shareholder servicing agent, and administrative services. Capital Investment Group, Inc., 100 E. Six Forks Road, Suite 200, Raleigh, North Carolina 27609, is the principal underwriter and distributor of the Fund’s shares and serves as the Fund’s exclusive agent for the distribution of the Fund’s shares.

Payments to Affiliated Brokers

During the fiscal year ended May 31, 2023, the Fund did not pay any brokerage commissions to an affiliated broker.

Shareholder Proposals

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The cost of the preparation, printing and distribution of this Information Statement is being paid by Bluestone.

Delivery of Documents to Shareholders Sharing an Address. Only one Notice Regarding Internet Availability of this Information Statement is being delivered to multiple shareholders sharing an address unless the Trust has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Trust will promptly deliver a separate copy of the Notice Regarding Internet Availability or this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Contact the Fund by calling 1-800-773-3863, or by writing to the Fund,  c/o The Nottingham Company, 116 S. Franklin Street, Rocky Mount, NC 27804. Shareholders at shared addresses can also contact the Fund to indicate their preference regarding receiving multiple or single copies of annual or semiannual reports, information statements or Notices of Internet Availability of proxy materials at their shared address.

Shareholder Reports
The Fund’s annual and semi-annual reports are available upon request, without charge, by calling the Fund toll free at 1-800-773-3863.

* * *

APPENDIX A

FORM OF
NEW SUB-ADVISORY AGREEMENT

This Investment Sub-Advisory Agreement (“Agreement”) is made and entered into as of December 13, 2023, by and between Cavalier Investments, LLC d/b/a Adaptive Investments, a Georgia limited liability company (“Advisor”) and Bluestone Capital Management, LLC, a Pennsylvania limited liability company (“Sub-Advisor”), in relation to the Adaptive Growth Opportunities ETF (the “Fund”), a series of the Starboard Investment Trust, a Delaware statutory trust (the “Trust”).

WHEREAS, the Advisor acts as the investment advisor to the Fund, pursuant to that certain Investment Advisory Agreement, dated December 17, 2020, as amended, between the Advisor and the Trust with respect to the Fund (“Advisory Agreement”);

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, and limitations;

WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

WHEREAS, each of the Advisor and Sub-Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and engages in the business of asset management; and

WHEREAS, the Advisor, subject to the approval of the Board of Trustees of the Trust (“Trustees”), desires to retain the Sub-Advisor to assist the Advisor in rendering certain investment management services to the Fund, and the Sub-Advisor is willing to render such services;

WHEREAS, the Trustees, including a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the Act) of any such party (the “Independent Trustees”), by a vote cast in person at a meeting called for the purpose of voting on such approval have approved this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Engagement and Obligations of Sub-Advisor.  The Advisor hereby appoints and retains the Sub-Advisor to act as a sub-advisor to the Advisor and to provide the following services for the period and on the terms and conditions set forth in this Agreement.
 (a)             Services.  The Sub-Advisor agrees to perform the following services (the “Services”):

(i)
subject to the general supervision of the Trustees and the Advisor, the Sub-Advisor shall, employing its discretion, manage the investment operations of the portion of the Fund’s portfolio allocated to the Sub-Advisor from time to time by the Advisor, which may range from 0% to 100% in the Advisor’s sole discretion (the “Allocated Assets”), and the composition of the portfolio of securities and investments (including cash) belonging to the Allocated Assets of the Fund, including the purchase, retention, and disposition thereof, in accordance with all applicable laws and regulations, any policies and procedures established by the Trust or the Advisor, and the Fund’s investment objective, policies and restrictions as stated in the Fund’s then-current prospectus and statement of additional information or any similar offering documents of the Fund (together, the “Prospectus”);

(ii)	select brokers and dealers to execute the purchase and/or sale, consistent with the Sub-Advisor’s duty to seek “best execution” on behalf of the Fund, of portfolio securities of the Fund;

(iii)
provide the Advisor and the Fund with such records concerning the Sub-Advisor’s activities under this Agreement as the Advisor and the Trust may request from time to time or as otherwise required by applicable law; and

(iv)	render regular reports to the Advisor and the Trustees concerning the Sub-Advisor’s discharge of the foregoing responsibilities.

All Services to be furnished by the Sub-Advisor under this Agreement may be furnished through the medium of any directors, officers, or employees of the Sub-Advisor or through such other parties as the Sub-Advisor may determine from time to time.

(b) Expenses and Personnel.  The Sub-Advisor agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required to perform the Services on the terms and for the compensation provided herein.

(c) Books and Records.  All books and records prepared and maintained by the Sub-Advisor for the Advisor and/or the Fund under this Agreement shall be the property of the Advisor and/or the Fund and, upon reasonable request therefore, the Sub-Advisor shall surrender to the appropriate party such of the books and records so reasonably requested.

2. Compensation of the Sub-Advisor.  The Advisor will pay to the Sub-Advisor an investment advisory fee (the “Fee”) equal to an annualized rate of the average daily net assets of the Allocated Assets (“AUM”) as follows:

Adaptive Growth Opportunities ETF
Sub-Advisor Allocated Assets	Fee Rate
$0 to $20 Million	Zero
>$20 Million to $40 Million	15 basis points (on all AUM)
Above $40 Million	30 basis points (on all AUM)

The Fee shall be calculated as of the last business day of each month based upon the AUM and shall be paid to the Sub-Advisor by the Advisor on a quarterly basis within a 30-day period at the conclusion of each quarter as agreed to between the Advisor and Sub-Advisor. The Fund will not pay a direct fee to the Sub-Advisor.

3. Status of Investment Sub-Advisor.  The services of the Sub-Advisor to the Advisor and the Fund are not to be deemed exclusive, and the Sub-Advisor shall be free to render similar services to others (including, without limitation, any other registered investment management company, or series thereof) so long as its Services to the Fund are not impaired thereby.  The Sub-Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Advisor or the Fund in any way or otherwise be deemed an agent of the Advisor or the Fund.  Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Advisor, who may also be a trustee, officer or employee of the Advisor or the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

4. Permissible Interests.  Trustees, agents, and stockholders of the Fund and the Advisor are or may be interested in the Sub-Advisor (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise; and directors, partners, officers, agents, and stockholders of the Sub-Advisor are or may be interested in the Advisor or the Fund as trustees, directors, officers, stockholders or otherwise; and the Sub-Advisor (or any successor) is or may be interested in the Advisor or the Fund as a stockholder or otherwise.

5. Limits of Liability; Indemnification.  The Sub-Advisor assumes no responsibility under this Agreement other than to render the Services called for hereunder.  The Sub-Advisor shall not be liable for any error of judgment or for any loss suffered by the Advisor or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement. It is agreed that the Sub-Advisor shall have no responsibility or liability for the accuracy or completeness of the Trust’s registration statement under the Act or the Securities Act of 1933, as amended, except for information supplied by the Sub-Advisor for inclusion therein.

The Sub-Advisor will indemnify the Advisor and its directors, members, partners, officers, employees and agents (“Advisor Parties”) against and hold the Advisor Parties harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action or suit which results from the Sub-Advisor Parties’ (as such term is defined immediately below) willful misfeasance, bad faith, gross negligence or reckless disregard of the Sub-Advisor’s obligations and duties under this Agreement.

The Advisor will indemnify the Sub-Advisor and its directors, members, partners, officers, employees and agents (“Sub-Advisor Parties”) against and hold the Sub-Advisor Parties harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action or suit which results from the Advisor Parties’ willful misfeasance, bad faith, gross negligence or reckless disregard of the Advisor’s obligations and duties under this Agreement.

6. Term.  This Agreement shall remain in effect for an initial term of one year from the date hereof, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the Independent Trustees, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, this Agreement may be terminated at any time on at least 60 days prior written notice to the Sub-Advisor, without the payment of any penalty, (i) by vote of the Trustees or (ii) by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund; and provided, further, that this Agreement may be terminated at any time by the Advisor, on at least 60 days’ prior written notice to the Sub-Advisor.  The Sub-Advisor may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days prior written notice to the Advisor and the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the Act) or upon the termination of the Advisory Agreement.

7. Prohibited Conduct.  The Sub-Advisor may not consult with any other sub-advisor of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trust, including the Fund, except that such consultations are permitted between the current and successor sub-advisor of the Fund in order to effect an orderly transition of portfolio management duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the Act.

8. Use of Names.

(a) It is understood that the names “Cavalier Investments,” “Adaptive Investments” and “Adaptive Growth Opportunities ETF” or any derivative thereof or logo associated with those names is the valuable property of the Advisor and/or its affiliates, and that the Sub-Advisor has the right to use such name (or derivative or logo) only with the approval of the Advisor and only so long as the Advisor is Advisor to the Trust and/or the Fund.  Upon termination of the Advisory Agreement between the Trust and the Advisor, the Trust or the Advisor shall notify the Sub-Advisor of the termination of the Advisory Agreement and the Sub-Advisor shall as soon as is reasonably possible cease to use such name (or derivative or logo).

(b) It is understood that the name “Bluestone Capital” or any derivative thereof or logos associated with that name are the valuable property of the Sub-Advisor and its affiliates and that the Trust and/or the Fund have the right to use such names (or derivatives or logos) in offering materials of the Trust with the approval of the Sub-Advisor and for so long as the Sub-Advisor is a sub-advisor to the Trust and/or the Fund.  Upon termination of this Agreement between the Advisor, and the Sub-Advisor, the Trust shall as soon as is reasonably possible cease to use such names (or derivatives or logos).

9. Cooperation; Confidentiality.  Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the U.S. Securities and Exchange Commission (the “SEC”) in connection with any investigation or inquiry relating to this Agreement or the Trust. If any party to this Agreement becomes legally compelled to disclose any confidential information of the other party or is served with any regulatory request, subpoena, discovery device, court order or other legal process seeking confidential information of the other party, the party being so compelled, prior to such disclosure and to the extent permitted by law, shall first provide the other party with prompt written notice of such disclosure obligation and cooperate, if requested, with the other party in its attempts to prevent such disclosure.

Subject to the foregoing, the Sub-Advisor shall treat as confidential all information pertaining to the Trust and actions of the Trust, the Advisor and the Sub-Advisor, and the Advisor shall treat as confidential and use only in connection with the Fund all information furnished to the Trust or the Advisor by the Sub-Advisor, in connection with its duties under the Agreement, except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law or at the request of regulators or self-regulatory organizations, if generally available to the public through means other than by disclosure by the Sub-Advisor or the Advisor, or if available from a source other than the Advisor, Sub-Advisor, or the Trust.  Notwithstanding any of the foregoing, the Sub-Advisor may disclose confidential information if specifically authorized by the Advisor or the Trust and the Advisor or the Trust may disclose confidential information if specifically authorized by the Sub-Advisor. Each party’s obligation to hold the Confidential Information obtained from the other party in strict confidence as forth herein shall survive the performance in full or the termination of this Agreement for so long as such information remains confidential.

10. Amendments.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Trust’s outstanding voting securities.

11. Applicable Law.  This Agreement shall be construed in accordance with, and governed by, the substantive laws of the State of Delaware, without regard to the principles of the conflict of laws or the choice of laws, provided that nothing herein shall be construed in a manner inconsistent with the Act, the Advisers Act or rules or orders of the SEC thereunder.

12. Representations and Warranties.

(a) Representations and Warranties of the Sub-Advisor.  The Sub-Advisor hereby represents and warrants to the Advisor and the Fund as follows: (i) the Sub-Advisor is a limited liability company duly organized and in good standing under the laws of the Commonwealth of Pennsylvania and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Sub-Advisor is registered as an investment advisor with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

(b) Representations and Warranties of the Advisor.  The Advisor hereby represents and warrants to the Sub-Advisor as follows: (i) the Advisor is a corporation duly organized and in good standing under the laws of the Commonwealth of Massachusetts and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Advisor is registered as an investment advisor with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

13. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

14. Notice.  Any notice must be in writing and shall be deemed to have been given when (1) delivered in person, (2) dispatched by telegram or electric facsimile transfer (confirmed in writing by postage prepaid first class mail simultaneously dispatched), (3) sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Advisor:
Cavalier Investments, LLC
12600 Deerfield, Suite #100
Alpharetta, GA 30004

If to the Sub-Advisor:
Bluestone Capital Management LLC
37 West Ave, Suite 301
Wayne, PA 19087

15. Notice of Certain Changes in Sub-Advisor.  The Sub-Advisor is hereby obligated to notify the Fund and Advisor if there is a material change in the Sub-Advisor’s equity ownership, whether, as the case may be, of members, shareholders, general or limited partners, or senior executive personnel, within a reasonable time before such change takes place.
16. Miscellaneous.
(a)	The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the Act.
(b)	The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
(c)
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

(d)	Nothing herein shall be construed as constituting the Sub-Advisor as an agent of the Advisor or constituting the Advisor as an agent of the Sub-Advisor.
(e)	The Advisor and the Sub-Advisor each affirm that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information.
(f)
The Advisor and the Sub-Advisor acknowledge that each may have obligations under the laws and regulations of the United States to verify the source of funds and identity of investors in accordance with the USA Patriot Act, and any rules or regulations adopted thereunder (collectively the “Patriot Act”).  Each party agrees to assist the other parties in monitoring transactions in accordance with the Patriot Act.  If required by applicable law or regulation, each party shall provide the other parties with documentation evidencing the identity of a beneficial owner or owners of shares of the Fund upon request when a party is required by a law, court order, or by administrative or regulatory entity to disclose the identity of the beneficial owner(s).

(g)	This Agreement may be executed in counterparts, all of which together shall constitute one Agreement, binding on all the parties.
(h)
The undersigned each have the power, on behalf of their respective entities, to enter into, execute, and deliver this Agreement and to perform fully the party’s obligations under this Agreement. This Agreement is valid and binding on and enforceable against each party in accordance with the terms and conditions herein.

(i)
Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, to the extent permitted by law, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or be construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement, by law, in equity, or otherwise afforded will be cumulative and not in the alternative.

[Signature Page to Investment Sub-Advisory Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

INVESTMENT ADVISOR:

CAVALIER INVESTMENTS, LLC
d/b/a ADAPTIVE INVESTMENTS

By:
Name:	Gregory A. Rutherford
Title:	Chief Executive Officer

INVESTMENT SUB-ADVISOR:
BLUESTONE CAPITAL MANAGEMENT, LLC
By:
Name:	Brian Shevland
Title:	Chief Executive Officer

Adaptive Alpha Opportunities ETF
A series of the Starboard Investment Trust
116 S. Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (252) 972-1908
IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT
This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Adaptive Alpha Opportunities ETF (the “Fund”), a series of Starboard Investment Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.
The Information Statement describes the recent approval of a sub-advisory agreement between Cavalier Investment, LLC d/b/a Adaptive Investments and Bluestone Capital Management, LLC.  The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows Cavalier Investments, LLC to hire and replace investment sub-advisers and to make changes to existing sub-advisory agreements without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Fund’s website.
This Notice of Internet Availability of the Information Statement is being mailed on or about January 31, 2024 to shareholders of record of the Fund as of December 31, 2023. The Information Statement will be available on the Trust’s website at https://etfpages.com/AGOX until on or about May 31, 2024. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Fund at shareholders@ncshare.com or toll-free at 1-800-773-3863.
 If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.
 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.